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                                                                   exhibit h(4)

                               Citifunds Trust I
                                125 Broad Street
                            New York, New York 10004

                              _________ ___, 2004

Primerica Shareholder Services
P.O. Box 9662, Providence
Rhode Island 02940-9662

         Re: Smith Barney Emerging Markets Equity Fund - Sub-Transfer Agency and Services Agreement

Ladies and Gentlemen:

         In accordance with the terms of the Sub-Transfer Agency and Services Agreement, dated as of October 1, 1999 (the "Agreement"), between Citigroup Trust Bank, fsb (f/k/a Smith Barney Private Trust Company) and PFPC Inc. (f/k/a First Data Investor Services Group, Inc.) (the "Sub-Transfer Agent"), we hereby request that Smith Barney Emerging Markets Equity Fund (the "Series") be added to the list of series of Citifunds Trust I to which the Sub-Transfer Agent renders services as sub-transfer agent under the terms of the Agreement.

         Please sign below to evidence your agreement to render such services as transfer agent on behalf of the Series as a beneficiary under the Agreement.

                                         CITIFUNDS TRUST I

                                         By:
                                                -------------------------------

                                         Title:
                                                -------------------------------

Agreed:

PFPC INC.

By:
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Title:
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